EXHIBIT 4.1
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of October 1, 2007, is entered into by and between Renegy Holdings, Inc., a Delaware corporation (the “Company”), and the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Shareholder”).
RECITALS
     WHEREAS, concurrent with the execution hereof, the Shareholder is contributing or causing to be contributed to the Company all of the membership interests (the “Contribution”) in (i) Renegy, LLC, an Arizona limited liability company (“Renegy, LLC”), (ii) Renegy Trucking, LLC, an Arizona limited liability company (“Renegy Trucking”), and (iii) Snowflake White Mountain Power, LLC, an Arizona limited liability company (together with Renegy LLC and Renegy Trucking, “Renegy”), all pursuant to the terms and conditions of that certain Contribution and Merger Agreement, dated May 8, 2007, as amended, by and among the Company, Catalytica Energy Systems, Inc., a Delaware corporation (“CESI”), Snowflake Acquisition Corporation, a Delaware corporation, Renegy, the Shareholder, Robert M. Worsley (“Worsley”) and Christi M. Worsley (the “Contribution Agreement”);
     WHEREAS, pursuant to that certain Assumption Agreement, dated as of the date hereof, by and among the Company and the parties to the Contribution Agreement (the “Assumption Agreement”), the Company has agreed to (i) assume and perform the post-Closing (as defined in the Contribution Agreement) rights and obligations of the Company that are set forth in the Contribution Agreement and (ii) assume all of the rights and executory obligations of CESI under that certain Amended and Restated Employment Agreement dated as of March 23, 2007, by and between CESI and Robert W. Zack.
     WHEREAS, as part of the consideration for the Contribution, the Shareholder will receive shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) (the “Contribution Shares”);
     WHEREAS, as part of the consideration for the Contribution, the Shareholder will receive warrants (“Warrants”) to purchase, subject to certain conditions set forth therein, shares of Common Stock (the “Warrant Shares”); and
     WHEREAS, in accordance with the terms of the Contribution Agreement and the Assumption Agreement, the Company has agreed to grant to the Shareholder certain registration rights with respect to the Contribution Shares and the Warrant Shares.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

AGREEMENT
          1. Definitions.
               (a) As used in this Agreement, the following defined terms shall have the following meanings:
          “Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Business Day” means any day other than Saturday, Sunday or any other day which is a legal holiday under the laws of the state of New York or a day on which national banking associations in New York are required by law or other governmental action to close.
          “Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.
          “Common Stock” shall have the meaning set forth in the preamble hereto.
          “Contribution Agreement” shall have the meaning set forth in the preamble hereto.
          “Contribution Shares” shall have the meaning set forth in the preamble hereto.
          “Delay Conditions” means (i) the Company is in possession of material non-public information the disclosure of which would have a material adverse effect on the business, operations, prospects, condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (ii) the Board of Directors of the Company determines in good faith that a delay in the effectiveness of the Registration Statement, or the Registration Statement ceasing to be effective or a Prospectus thereunder ceasing to be usable, as the case may be, is appropriate due to the occurrence or existence of any material pending corporate development with respect to the Company or due to circumstances which would result in the effectiveness of the Registration Statement otherwise materially and adversely affecting the Company or its business. The Delay Conditions shall be deemed to no longer exist if (x) in the case of clause (i) above, the Company is no longer in possession of such material non-public information or the Board of Directors of the Company determines in good faith that the disclosure of such material information would not be prejudicial to or contrary to the interest of the Company and (y) in the case of clause (ii)  above, the Board of Directors of the Company determines in good faith that such delay or cessation is no longer appropriate.
          “Effectiveness Period” has the meaning assigned thereto in Section 2(c)(i) hereof.

          “Effective Time” means the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.
          “Electing Holder” has the meaning assigned thereto in Section 3(a)(ii) hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Indemnified Person” has the meaning assigned thereto in Section 5(a) hereof.
          “Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.
          “Maximum Delay Period” means 60 consecutive days in any calendar year (or 120 days in the aggregate in any calendar year).
          “Notice and Questionnaire” means a Notice of Registration Statement and Selling Stockholder Questionnaire, substantially in the form attached hereto as Exhibit A.
          “Other Holders” has the meaning assigned thereto in Section 6(a) hereof.
          “Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
          “Plan of Distribution” has the meaning assigned thereto in Section 2(a) hereof.
          “Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.
          “Registration Statement” means a registration statement of the Company filed under the Securities Act covering the Registrable Securities, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, including, without limitation, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement.

          “Registrable Security(ies)” means the Contribution Shares, the Warrant Shares, any shares of Common Stock issued to the Shareholder pursuant to Article XI of the Contribution Agreement and any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Contribution Shares, the Warrant Shares or any such shares issued pursuant to Article XI of the Contribution Agreement; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.
          “Restricted Security” means any security except any such security that (A) has been registered pursuant to an effective Registration Statement under the Securities Act and sold in a manner contemplated by the Registration Statement, (B) has been sold in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto) or, when taken together with all other Restricted Securities held by such person, may be sold pursuant to Rule 144 in a single 90 day period (without giving any effect to clauses (ii) and (iii) of Rule 144(e)(1)), or (C) has otherwise been sold and a new security not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.
          “Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Registration Statement.
          “Warrants” shall have the meaning set forth in the preamble hereto.
          “Warrant Shares” shall have the meaning set forth in the preamble hereto.
          2. Mandatory Registration.
               (a) At any time from and after two hundred seventy (270) days after the Closing Date (as defined in the Contribution Agreement) and for so long as the Shareholder or his permitted assignee(s) hereunder own beneficially or of record any Registrable Securities or Warrants which have not expired by their terms, the Company shall, upon the written request (hereinafter a “notice”) of a holder or holders of a majority of the then outstanding Registrable Securities, and subject to the covenants, terms and conditions of Section 2(b) below, prepare and file a Registration Statement on Form S-3 under the Securities Act, pursuant to Rule 415 under the Securities Act, covering the resale from time to time, of all of the shares of Registrable Securities such holder or holders shall request and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable thereafter; provided, that the Company may, by notice to the requesting holder or holders, as the case may be, delay such requested registrations for the Maximum Delay Period if and for so long as the Delay Conditions exist. The Registration Statement shall contain the “Plan of Distribution” in substantially the form attached hereto as Exhibit B.

     The Company shall not be obligated pursuant to this Section 2 to effectuate more than one (1) registration in any twelve (12) month period for the benefit of the holders of Registrable Securities. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on another such other available form of Registration Statement reasonably acceptable to the requesting holder or holders. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2:
                    (i) within one hundred eighty (180) days after the effective date of a Registration Statement filed by the Company covering a primary underwritten public offering of securities of the Company under the Securities Act with an aggregate offering price (before underwriting commissions and expenses) of at least Ten Million Dollars ($10,000,000); provided that such offering was made in accordance with Section 6(a) below, or
                    (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date one hundred (180) days immediately following the effective date of any Registration Statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective and that the Company’s estimate of the date of filing such Registration Statement is made in good faith.
               (b) Immediately following receipt of any notice pursuant to Section 2(a), the Company shall promptly notify all holders of Registrable Securities and Warrants from whom such notice has not been received and, as soon thereafter as practicable, and subject to any Delay Conditions, shall file a Registration Statement with the Commission and use commercially reasonable efforts to have such Registration Statement declared effective under the Securities Act as soon as practicable, so as to permit the public sale in accordance with the method of disposition specified in such notice from requesting holders (such method of disposition shall be as requested by such holder or holders of a majority of Registrable Securities included in such notices received by the Company) of the number of shares of Registrable Securities specified in such notice (and in all notices received by the Company from other holders within twenty (20) days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, subject to the covenants, terms and conditions of Section 6 below, the Company shall designate the managing underwriter of such offering, following consultation and subject to the approval of the holders of Registrable Securities from whom notice has been received, which approval shall not be unreasonably withheld, conditioned or delayed. All holders of Registrable Securities and/or Warrants providing notice to the Company pursuant to the foregoing, must participate in such underwriting. The Company’s registration obligation hereunder shall be deemed satisfied only when a Registration Statement(s) covering all shares of Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

               (c) The Company shall use commercially reasonable efforts:
                    (i) to keep the Registration Statement continuously effective in order to permit the Prospectus to be usable by holders for resales of Registrable Securities until the earlier of (A) the sale under the Registration Statement of all the Registrable Securities registered thereunder and (B) all of the securities ceasing to be Restricted Securities (such period being referred to herein as the “Effectiveness Period”); and
                    (ii) after the Effective Time and during the Effectiveness Period, promptly upon the request of any holder of Registrable Securities and/or Warrants that is not then an Electing Holder, to take any action reasonably necessary to enable such holder to use the Prospectus for resales of Registrable Securities, including without limitation any action necessary to identify such holder as a selling stockholder in the Registration Statement; provided, however, that nothing in this subparagraph shall relieve such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a) hereof.
          3. Registration Procedures. In connection with the Registration Statement, the following provisions shall apply:
               (a) No holder shall be entitled to be named as a selling stockholder in the Registration Statement as of the Effective Time, and no such holder shall be entitled to use the Prospectus for resales of Registrable Securities at any time unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, such holders shall have at least ten (10) Business Days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company.
                    (i) After the Effective Time, the Company shall, upon the request of any holder of Registrable Securities or Warrants that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder. The Company shall not be required to take any action to name such holder as a selling stockholder in the Registration Statement or to enable such holder to use the Prospectus for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company.
                    (ii) The term “Electing Holder” shall mean any holder of Registrable Securities and/or Warrants that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a) hereof.
               (b) The Company shall furnish to each Electing Holder, counsel to the Electing Holders selected in accordance with Section 4(b) hereof, and the Managing Underwriters, if any, no fewer than five (5) Business Days prior to the initial filing of the Registration Statement, a copy of such Registration Statement, and shall furnish to such holders, counsel to such holders, and the Managing Underwriters, if any, no fewer than two (2) Business

Days prior to the filing of any amendment or supplement to the Prospectus, a copy of such amendment or supplement and shall use commercially reasonable efforts to reflect in each such document when so filed with the Commission such comments as such holders and their such counsel reasonably may propose; provided, however, that the Company shall make the final decision as to the form and content of each such document. If any such Registration Statement refers to any Electing Holder by name or otherwise as the holder of any securities of the Company and such reference is not required by the Securities Act or any similar federal statute, then such Electing Holder shall have the right to require the deletion of the reference to such Electing Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
               (c) From the date hereof until the end of the Effectiveness Period, the Company shall (subject to paragraph (j) below) promptly take such action as may be necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective Rules and Regulations, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) each of the Prospectus and any amendment or supplement to the Prospectus does not at any time during the Effectiveness Period (other than during the pendency of a Delay Condition) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (d) The Company shall promptly advise each Electing Holder, and shall confirm such advice in writing if so requested by any such holder (which notice pursuant to clauses (ii) through (iv) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):
                    (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;
                    (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;
                    (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and
                    (iv) if changes in the Registration Statement or the Prospectus are required in order that the Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.
               (e) The Company shall use commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.
               (f) The Company shall furnish to each requesting Electing Holder, without charge, at least one (1) copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.
               (g) The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during the continuance of any event described in Section 3(d)(iv) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.
               (h) Prior to any offering of Registrable Securities pursuant to the Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders and a single counsel for the Electing Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.
               (i) The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates shall, upon sale to a person who is not an affiliate of the Company pursuant to the Registration Statement, not bear any restrictive legend referring to the Securities Act and shall meet the requirements of any securities exchange on which the Company’s Common Stock is then listed and which certificates shall be in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Registration Statement. In order to effect the foregoing, the Company shall use all reasonable efforts to prepare and deliver to the Company’s transfer agent, to the extent permitted by such transfer agent, upon effectiveness of the Registration Statement a “blanket” legal opinion providing that, upon receipt of certification that a sale of Registrable Securities has been made validly made to a person who is not an affiliate of the Company pursuant to the Registration Statement, the shares may be issued to the transferee without a restrictive legend referring to the Securities Act.
               (j) Upon the occurrence of any fact or event contemplated by paragraph 3(d)(iv) above, the Company shall (subject to the next sentence) promptly prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Electing Holders in accordance with clauses (ii) through (iv) of paragraph 3(d) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then each Electing Holder shall suspend the use of the Prospectus until (i) such Electing Holder has received copies of the supplemented or amended Prospectus contemplated by the preceding sentence or (ii) such Electing Holder is advised in writing by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Notwithstanding the foregoing, but subject to Section 6 hereof, the Company may suspend the use of the Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated by reference, for a period not to exceed the Maximum Delay Period if and so long as the Delay Conditions exist.
               (k) The Company shall use commercially reasonable efforts to comply with all applicable Rules and Regulations, and to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
               (l) In the event of an underwritten offering conducted pursuant to Section 6 hereof, the Company shall (subject to paragraph 3(j) above), if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not object and shall (subject to paragraph 3(j) above) make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.
               (m) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof.
               (n) The Company shall:
                    (i) (A) make reasonably available for inspection by requesting Electing Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney selected in accordance with Section 4(b) hereof, one accountant and any other agent retained by such holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such holders or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the requesting Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of Electing Holders and other parties;
                    (ii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, make such representations and warranties to the Electing Holders participating in such underwritten offering and to the Managing Underwriters, in form, substance and scope as are customarily made by the Company to underwriters in secondary sale underwritten offerings of equity securities;
                    (iii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each requesting Electing Holder, covering such matters as are customarily covered in opinions requested in secondary sale underwritten offerings of equity securities (it being agreed that the matters to be covered shall include, without limitation, as of the date of the opinion and as of the Effective Time or the date of the most recent post-effective amendment thereto, as the case may be, comment of such counsel as to the absence, to such counsel’s knowledge, from the Registration Statement and the

Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading);
                    (iv) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain “comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each requesting Electing Holder (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with secondary sale underwritten offerings;
                    (v) in connection with any underwritten offering conducted pursuant to Section 6 hereof, deliver such documents and certificates as may be reasonably requested by any Electing Holders and the Managing Underwriters, if any, including without limitation certificates to evidence compliance with Section 3(j) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company in connection therewith.
               (o) The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby.
          4. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws (including without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or counsel for the holders of Registrable Securities in connection with Blue Sky qualifications of the Registrable Securities)), (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is requested by the Managing Underwriters, if any), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and one counsel for the holders of Registrable Securities, in accordance with the provisions of Section 4(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in Section 3(n)(iv) hereof (including without limitation the expenses of any special audit and “comfort” letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities on a securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of the Registrable Securities being registered shall pay all underwriting fees, discounts and commissions with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than counsel referred to in clause (iv) above.
               (b) In connection with any registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements not to exceed $35,000, of not more than one counsel chosen by the holders of a majority of the Registrable Securities for whose benefit the applicable Registration Statement is being prepared.
          5. Indemnification and Contribution.
               (a) Indemnification by the Company.
                    (i) The Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and
                    (ii) the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information relating to such Indemnified Person furnished to the Company by or on behalf of such Indemnified Person expressly for use therein; provided, further, however, that the foregoing indemnity agreement with respect to any Prospectus shall not inure to the benefit of any Indemnified Person who failed to deliver a final Prospectus or an amendment or supplement thereto (provided by the Company to the several Indemnified Persons in the requisite quantity and on a timely basis to permit proper delivery on or prior to the relevant transaction date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the final Prospectus or an amendment or supplement thereto.
               (b) Indemnification by the Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such holder’s Registrable Securities in any Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign such Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such holder, underwriter, selling agent or other securities professional furnished to the Company by or on behalf of such holder, underwriter, selling agent or other securities professional expressly for use therein and (ii) reimburse the Company and its directors and officers who sign such Registration Statement for any legal or other expenses reasonably incurred by the Company and such directors and officers in connection with investigating or defending any such action or claim as such expenses are incurred.
               (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, which consent will not be unreasonably withheld, delayed or conditioned, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
               (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 5 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information about such indemnifying party or indemnified party supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

               (e) Notwithstanding any other provision of this Section 5, in no event will any Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement.
               (f) The obligations of the Company under this Section 5 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.
          6. Underwritten Offerings.
               (a) If at any time the Company proposes to register any of its securities under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of stockholders other than the Shareholder (“Other Holders”), solely for cash on a form that would also permit the registration of the Registrable Securities, the Company shall, each such time, promptly give each holder of Registrable Securities and/or Warrants written notice of such determination. Upon the written request of any holder of Registrable Securities and/or Warrants given within thirty (30) days after the giving of any such notice by the Company, the Company shall use commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such holder of Registrable Securities and/or Warrants has requested be registered. In connection with any offering under this Section 6(a), the Company shall not be required to include any holder’s of Registrable Securities in such underwriting unless such holder accepts the terms of the underwriting as agreed upon between the Company and the Managing Underwriters, and then only in such quantity as will not, in the reasonable opinion of the Managing Underwriters, jeopardize the success of the offering by the Company. If the total amount of securities that all holders of Registrable Securities request to be included in an underwritten offering exceeds the amount of securities that the Managing Underwriters reasonably believe compatible with the success of the offering, then the number of shares of Registrable Securities and shares of securities held by Other Holders that may be included in the offering shall be allocated among the Shareholder and the Other Holders in such proportion as the respective number of shares the Shareholder and each Other Holder requests to be included in such registration bears to the total number of shares the Shareholder and Other Holders request be included. All Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall not be included in such registration. If the Shareholder or Other Holder of other securities entitled upon request to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Other Holders of securities to be included in such registration. The securities so withdrawn shall also be withdrawn from registration.
               (b) Subject to the terms of this clause (b), any holder of Registrable Securities or Warrants who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering. In any such underwritten offering, the underwriting arrangements with respect thereto (including the size of the offering) will be approved by the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such underwriting arrangements must be reasonably satisfactory to the Company. No holder may participate in any underwritten offering contemplated hereby unless (a) such holder agrees to sell such holder’s Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters (which shall be no more onerous than the lock-ups of the management of the Company) and other documents required under the terms of such approved underwriting arrangements and (c) if such holder is not then an Electing Holder, such holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a) hereof within a reasonable amount of time before such underwritten offering. The holders participating in any underwritten offering shall be responsible for any underwriting fees, discounts and commissions and, subject to Section 4 hereof, expenses of their own counsel. The Company shall pay all expenses customarily borne by issuers, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of Section 3(l) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to the Maximum Delay Period if and so long as the Delay Conditions exist.
          7. Rule 144.
          The Company agrees, for so long as any Registrable Securities or Warrants remain outstanding and during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to (i) provide such opinions or other statements of its legal counsel (subject to receipt of customary factual back-up certificates from the selling stockholder and its broker) and (ii) make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144 of the Securities Act.
          8. Miscellaneous.
               (a) Other Registration Rights. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is superior to the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
               (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of a majority-in-interest of the Registrable Securities (excluding Registrable Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders whose

Registrable Securities are being sold pursuant to a Registration Statement and that does not affect directly or indirectly the rights of other holders of Registrable Securities may be given by the holders of a majority of Registrable Securities being sold by such holders pursuant to such Registration Statement.
               (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered to personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by facsimile to the address of the parties set forth on the signature pages of this Agreement. Each of the addresses for notice on the signature pages of this Agreement may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by facsimile shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery.
          9. Parties in Interest; Administration by Special Committee. The parties to this Agreement intend that all holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities that are included in a Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto; provided that Shareholder (or any permitted assignee thereof) may only assign the rights hereunder in connection with a transfer of Registrable Securities to Worsley, Worsley’s spouse, the ancestors or descendents of Worsley or his spouse, or any ancestor or descendant of any such ancestors or descendants, or any trust for the benefit of any of the foregoing persons, provided such assignee agrees to be bound by and to perform all of the terms and provisions of this Agreement; any other assignment of rights hereunder shall be null and void.
     Prior to the End Date (as defined in the Company’s Certificate of Incorporation), the Special Committee (as defined in the Company’s Certificate of Incorporation) of the Company shall have exclusive authority to administer, interpret and enforce this Agreement on behalf of the Company, and to make determinations to be made by the Company’s Board of Directors, including with respect to Delay Conditions. For the avoidance of doubt, no such decision, interpretation or determination made by the Special Committee in its administration of this Agreement on behalf of the Company shall be conclusive upon Shareholder, and nothing shall prevent Shareholder from contesting any such decision, interpretation or determination as not complying with the terms of this Agreement.
               (a) Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if the holders of Registrable Securities are entitled to receive in exchange therefor (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.
               (b) Short Sales. Each Shareholder hereby agrees that it will not, at any time during the Effectiveness Period, engage in short sales of Registrable Securities, short and deliver Registrable Securities to close out such short positions, or enter into transactions with broker-dealers to effect the foregoing.
               (c) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
               (d) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning, construction or interpretation hereof.
               (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to provisions relating to conflicts of law to the extent the application of the laws of another jurisdiction would be required thereby.
               (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
               (g) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such holder.
               (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted with respect to the Registrable Securities.

This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company and the Shareholder have executed this Agreement as of the date first written above.

COMPANY: RENEGY HOLDINGS, INC.
By:	/s/ Robert W. Zack
	Name:	Robert W. Zack
	Title:	CEO

Address for Notice:

Renegy Holdings, Inc.
To the Company’s Chief Financial Officer at the address of the Company’s principal office as set forth in the last filing by the Company with the Securities and Exchange Commission

Facsimile: (480) 556-5500

With a copy to:

Donna M. Petkanics, Esq.
Bradley L. Finkelstein, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Facsimile: (650) 493-6811
[Signature Page to Registration Rights Aggreement]

SHAREHOLDER:

THE ROBERT M. WORSLEY AND CHRISTI M. WORSLEY REVOCABLE TRUST

By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Trustee

By:	/s/ Christi M. Worsley
	Name:	Christi M. Worsley
	Title:	Trustee

Address for Notice:

Robert M. Worsley
3418 N.Val Vista Drive
Mesa, AZ 85213
Facsimile: (480) 718-7977

With a copy to:

Christopher D. Johnson, Esq.
Squire, Sanders & Dempsey L.L.P.
40 North Central Ave., Suite 2700
Phoenix, Arizona 85004
Facsimile: (602) 253-8129
[Signature Page to Registration Rights Agreement]

Exhibit A
FORM OF NOTICE AND QUESTIONNAIRE
SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE
     The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of                                         , a Delaware corporation (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 or Form S-3, as the case may be (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of                     , 2007 (the “Registration Rights Agreement”), between the Company and the Shareholder named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
     Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.
NOTICE
The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1.	Name.
(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:
(a)	Type and Principal Amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:
(a)	Are you a broker-dealer?
Yes            No
(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.
Yes            No
Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?
Yes            No
(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes            No
Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
(a)	Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

     The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Exhibit B
PLAN OF DISTRIBUTION
     We are registering the shares of common stock issued to the selling stockholders and to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

B-1

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

B-2

     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

B-3